UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       February 4, 2010

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33089	82-0572194
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 277-7100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)

On February 4, 2010, ExlService Holdings, Inc. (the “Company”) adopted forms of restricted stock unit award agreements for grants under the Company’s 2006 Omnibus Award Plan (the “Plan”) to executives and other employees of the Company and its subsidiaries.

The award agreement forms provide for grants of restricted stock units, which in turn provide for the delivery of a fixed number of shares of common stock, par value $0.001 per share, of the Company to the award recipient on each applicable vesting date. The restricted stock units vest ratably over three years or over a period of four years, either ratably or arithmetically (i.e., 10%, 20%, 30%, 40%). Vesting will be accelerated upon certain terminations of employment and upon a change in control (as defined in the Plan and modified by the award agreement).

This summary is qualified in its entirety by reference to the new forms of award agreement, which is attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description
99.1	2010 Restricted Stock Unit Agreement for US Participants (Form With 4 Year Ratable Vesting)
99.2	2010 Restricted Stock Unit Agreement for US Participants (Form With 4 Year Arithmetic Vesting)
99.3	2010 Restricted Stock Unit Agreement for International Participants (Form With 4 Year Arithmetic Vesting)
99.4	2010 Restricted Stock Unit Agreement for U.S. Participants (Form With 3 Year Ratable Vesting)
99.5	2010 Restricted Stock Unit Agreement for International Participants (Form With 3 Year Ratable Vesting)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)
Date: February 4, 2010	By:	/s/ Amit Shashank
Name: Amit Shashank Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	2010 Restricted Stock Unit Agreement for US Participants (Form With 4 Year Ratable Vesting)
99.2	2010 Restricted Stock Unit Agreement for US Participants (Form With 4 Year Arithmetic Vesting)
99.3	2010 Restricted Stock Unit Agreement for International Participants (Form With 4 Year Arithmetic Vesting)
99.4	2010 Restricted Stock Unit Agreement for U.S. Participants (Form With 3 Year Ratable Vesting)
99.5	2010 Restricted Stock Unit Agreement for International Participants (Form With 3 Year Ratable Vesting)